Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Third Quarter 2012 Financial Results

Diluted Earnings per Share of $0.43

TYSONS CORNER, Va., October 29, 2012 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading global provider of business intelligence (BI) software, today announced financial results for the three-month period ended September 30, 2012 (the third quarter of its 2012 fiscal year).

Third quarter 2012 revenues were $143.2 million versus $141.7 million for the third quarter of 2011, a 1% increase. Product licenses revenues for the third quarter of 2012 were $31.7 million versus $39.3 million for the third quarter of 2011, a 19% decrease. Product support and other services revenues for MicroStrategy’s core BI business for the third quarter of 2012 were $104.3 million versus $96.6 million for the third quarter of 2011, an 8% increase.

Operating expenses for the third quarter of 2012 were $99.0 million versus $103.5 million for the third quarter of 2011, a 4% decrease. The decrease in operating expenses was primarily driven by a reduction in sales and marketing expense. In addition, during the third quarter of 2012, MicroStrategy capitalized $3.1 million in costs associated with the development of its MicroStrategy 9.3 software versus $0.5 million in costs capitalized during the third quarter of 2011 associated with the development of its MicroStrategy 9.2.1 software.

Net income for the third quarter of 2012 was $4.8 million, or $0.43 per share on a diluted basis, compared to $4.9 million, or $0.44 per share on a diluted basis, for the third quarter of 2011. Third quarter 2011 net income included a $3.4 million pre-tax gain on the sale of an equity investment.

As of September 30, 2012, MicroStrategy had cash and cash equivalents of $216.6 million versus $199.6 million as of December 31, 2011, an increase of $17.0 million. As of September 30, 2012, MicroStrategy had 8,997,703 shares of class A common stock and 2,227,327 shares of class B common stock outstanding.

Third Quarter Highlights in Big Data, Mobile Applications, Cloud-based BI, and Social Intelligence Technologies

In the third quarter of 2012, MicroStrategy continued to work to provide visionary thought leadership, innovative new products, and superior service to its customers as they grappled with the challenges and opportunities posed by Big Data, Mobile Applications, Cloud-based BI, and Social Intelligence. In the third quarter, MicroStrategy announced:

•

The general availability of MicroStrategy 9.3™, the new release of the Company’s core business intelligence platform. MicroStrategy 9.3 includes dozens of powerful new capabilities and improvements to Visual Insight, MicroStrategy’s data discovery software, increased support for advanced analytics from ‘R’ – an open source language for predictive analysis – and improved connectivity to Hadoop®. In addition, MicroStrategy 9.3 delivers a high speed “Google-like” search experience and introduces an innovative, new administration product, MicroStrategy System Manager™, for automating manual, multi-step processes. Taken together, these enhancements help ensure that business people receive critical business information at the right time for making better business decisions.

•

The beta release of MicroStrategy Cloud Express™, a SaaS-based BI solution that enables anyone – regardless of organizational size or technical skill – to automate publication of personalized, pixel-perfect reports and dashboards to any size group, and to deploy powerful data-driven mobile apps to thousands of users within days. The addition of MicroStrategy Cloud Express adds a new service level to the MicroStrategy Cloud™, which first became generally available in 2011 with Personal and Platform service options.

•

The general availability of MicroStrategy Wisdom Professional™. MicroStrategy Wisdom Professional is an analytical application that can explore a wide spectrum of data contained in Facebook about consumers, including their demographics, interests, activities, and preferences. MicroStrategy Wisdom Professional provides businesses with unique intelligence on the demographics, interests, and social graph of more than 15 million anonymous Facebook users. Businesses using MicroStrategy Wisdom Professional can uncover details about their fans as well as those of their competitors. To sign up for a free trial of MicroStrategy Wisdom Professional, visit: www.microstrategy.com/wisdompro/.

In October 2012, MicroStrategy received the highest ranking in numerous key performance indicators (KPIs) in The BI Survey 12, a comprehensive survey of companies using business intelligence software products. The BI Survey 12, conducted by the Germany-based Business Application Research Center (BARC), is the world’s largest independent survey of business intelligence and performance management users, with 2,775 respondents. According to Dr. Carsten Bange, Founder and CEO of BARC, “[o]ver a number of consecutive BI Surveys, MicroStrategy has consistently scored at or near the top of its peer group in Performance, Customer Satisfaction and Innovation. This trend has continued in the BI Survey 12. This is a reflection of MicroStrategy’s continued focus on the quality and performance of the platform as well as its dedication to its customers’ success.”

Examples of Customer Deals from Q3 2012

Domino’s Pizza

Domino’s Pizza, the recognized world leader in pizza delivery, has chosen to expand its deployment of the MicroStrategy Business Intelligence Platform™. Domino’s Pizza plans to leverage MicroStrategy’s Mobile App Platform to enable field and home office leaders to access actionable information anywhere at any time. Domino’s Pizza will also expand its use of MicroStrategy Visual Insight to provide their customer insights team with better visibility into the habits of its customers. According to Domino’s Pizza, MicroStrategy’s flexible and robust platform helps the company turn data into information and information into actionable insight.

GolfNow

GolfNow offers the best in tee times and course selection across the US, Canada, Ireland and Scotland through easy and convenient booking methods. GolfNow is leveraging MicroStrategy to run visually engaging dashboards and reports about the status of tee times, and is using that insight to increase retail bookings and revenue. GolfNow plans to roll out the MicroStrategy platform to its 4,000 golf course partners so they have the insight they need to easily track tee times and improve their deals to their golfing clientele. Using MicroStrategy, GolfNow can provide golf courses with reporting capabilities that the average golf course would not otherwise have.

Clarity

Established in 1994, Clarity is an award winning global organization that helps service providers simplify the operations and management of their communication networks. Clarity selected MicroStrategy to deliver an active quality management system for strategic carrier service providers. With MicroStrategy’s mobile app development platform, Clarity will be able to deploy the system rapidly and seamlessly for their service providers. MicroStrategy was selected for its ease-of-use, mobile app development platform and dashboard reporting capability.

Zetta Consultants

Zetta Consultants is a Malaysian-based strategy consulting and professional services firm that helps clients to develop and utilize strategic, innovative and technological solutions to reap sustainable business competitive advantage. Zetta Consultants selected MicroStrategy for its enterprise business intelligence and mobile app development platforms. Zetta plans to deploy MicroStrategy to its clients so that they can access dashboards about their operational efficiencies and make more informed decisions about their operations on their mobile devices. MicroStrategy was chosen because of its product’s ease-of-use, scalability, and above all, outstanding customer service.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a leading global provider of enterprise software platforms for business intelligence (BI), mobile intelligence, and social intelligence applications. MicroStrategy’s BI platform enables leading organizations worldwide to analyze the vast amounts of data stored across their enterprises to make better business decisions. Companies choose MicroStrategy BI for its ease-of-use, sophisticated analytics, and superior data and user scalability. MicroStrategy’s mobile intelligence platform helps companies and organizations build, deploy, and maintain mobile apps across a range of solutions by embedding intelligence, transactions, and multimedia into apps. MicroStrategy’s social intelligence platform includes a number of applications that help enterprises harness the power of social networks for marketing and e-commerce, as well as a suite of free consumer friendly apps that use MicroStrategy’s enterprise technologies. The MicroStrategy Cloud offering combines MicroStrategy and third-party software, hardware, and services to enable rapid, cost-effective development of hosted BI, mobile, and social applications. To learn more about MicroStrategy (Nasdaq: MSTR), visit www.microstrategy.com and follow us on Facebook (http://www.facebook.com/microstrategy) and Twitter (http://www.twitter.com/microstrategy).

MicroStrategy, MicroStrategy Business Intelligence Platform, MicroStrategy 9, MicroStrategy Cloud, MicroStrategy Cloud Express, MicroStrategy System Manager, and MicroStrategy Wisdom Professional are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 9.3, MicroStrategy Cloud Express, and MicroStrategy Wisdom Professional; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$31,736	$39,262	$101,079	$100,072
Product support and other services	111,494	102,442	329,074	301,812

Total revenues	143,230	141,704	430,153	401,884

Cost of revenues
Product licenses	1,059	2,284	4,187	6,514
Product support and other services	36,426	34,380	108,923	97,854

Total cost of revenues	37,485	36,664	113,110	104,368

Gross profit	105,745	105,040	317,043	297,516

Operating expenses
Sales and marketing	52,069	61,451	160,615	173,904
Research and development	23,465	20,434	67,857	50,306
General and administrative	23,498	21,618	71,911	67,218

Total operating expenses	99,032	103,503	300,383	291,428

Income from operations before financing and other income and income taxes	6,713	1,537	16,660	6,088

Financing and other (expense) income
Interest income, net	41	18	91	139
Gain on sale of investment	—	3,371	—	3,371
Other (expense) income, net	(113)	969	738	22

Total financing and other (expense) income	(72)	4,358	829	3,532

Income from operations before income taxes	6,641	5,895	17,489	9,620
Provision for income taxes	1,878	974	5,183	680

Net income	$4,763	$4,921	$12,306	$8,940

Basic earnings per share (1)	$0.43	$0.46	$1.13	$0.84

Weighted average shares outstanding used in computing basic earnings per share	11,050	10,729	10,911	10,703

Diluted earnings per share (1)	$0.43	$0.44	$1.10	$0.81

Weighted average shares outstanding used in computing diluted earnings per share	11,197	11,072	11,137	11,061

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2012	2011	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues
Product licenses	$31,736	$39,262	$—	$—	$31,736	$39,262
Product support and other services	104,344	96,561	—	—	104,344	96,561
Angel.com services	—	—	7,150	5,881	7,150	5,881

Total revenues	136,080	135,823	7,150	5,881	143,230	141,704

Cost of revenues
Product licenses	1,059	2,284	—	—	1,059	2,284
Product support and other services	33,788	31,478	—	—	33,788	31,478
Angel.com services	—	—	2,638	2,902	2,638	2,902

Total cost of revenues	34,847	33,762	2,638	2,902	37,485	36,664

Gross profit	101,233	102,061	4,512	2,979	105,745	105,040

Operating expenses
Sales and marketing	49,551	58,494	2,518	2,957	52,069	61,451
Research and development	21,920	19,144	1,545	1,290	23,465	20,434
General and administrative	22,460	20,793	1,038	825	23,498	21,618

Total operating expenses	93,931	98,431	5,101	5,072	99,032	103,503

Income (loss) from operations before financing and other income and income taxes	7,302	3,630	(589)	(2,093)	6,713	1,537

Financing and other (expense) income
Interest income, net	41	18	—	—	41	18
Gain on sale of investment	—	3,371	—	—	—	3,371
Other (expense) income, net	(112)	925	(1)	44	(113)	969

Total financing and other (expense) income	(71)	4,314	(1)	44	(72)	4,358

Income (loss) from operations before income taxes	$7,231	$7,944	$(590)	$(2,049)	$6,641	$5,895
Provision for income taxes					1,878	974

Net income					$4,763	$4,921

Basic earnings per share					$0.43	$0.46

Weighted average shares outstanding used in computing basic earnings per share					11,050	10,729

Diluted earnings per share					$0.43	$0.44

Weighted average shares outstanding used in computing diluted earnings per share					11,197	11,072

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Core BI Business		Angel.com		Consolidated
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues
Product licenses	$101,079	$100,072	$—	$—	$101,079	$100,072
Product support and other services	308,659	283,127	—	—	308,659	283,127
Angel.com services	—	—	20,415	18,685	20,415	18,685

Total revenues	409,738	383,199	20,415	18,685	430,153	401,884

Cost of revenues
Product licenses	4,187	6,514	—	—	4,187	6,514
Product support and other services	100,450	89,385	—	—	100,450	89,385
Angel.com services	—	—	8,473	8,469	8,473	8,469

Total cost of revenues	104,637	95,899	8,473	8,469	113,110	104,368

Gross profit	305,101	287,300	11,942	10,216	317,043	297,516

Operating expenses
Sales and marketing	153,385	164,876	7,230	9,028	160,615	173,904
Research and development	63,111	46,917	4,746	3,389	67,857	50,306
General and administrative	69,192	64,949	2,719	2,269	71,911	67,218

Total operating expenses	285,688	276,742	14,695	14,686	300,383	291,428

Income (loss) from operations before financing and other income and income taxes	19,413	10,558	(2,753)	(4,470)	16,660	6,088

Financing and other income (expense)
Interest income (expense), net	93	139	(2)	—	91	139
Gain on sale of investment	—	3,371	—	—	—	3,371
Other income (expense), net	764	55	(26)	(33)	738	22

Total financing and other income (expense)	857	3,565	(28)	(33)	829	3,532

Income (loss) from operations before income taxes	$20,270	$14,123	$(2,781)	$(4,503)	$17,489	$9,620
Provision for income taxes					5,183	680

Net income					$12,306	$8,940

Basic earnings per share					$1.13	$0.84

Weighted average shares outstanding used in computing basic earnings per share					10,911	10,703

Diluted earnings per share					$1.10	$0.81

Weighted average shares outstanding used in computing diluted earnings per share					11,137	11,061

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2012	December 31, 2011*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$216,609	$199,634
Restricted cash and short-term investments	228	289
Accounts receivable, net	75,474	94,723
Prepaid expenses and other current assets	16,601	17,043
Deferred tax assets, net	26,585	31,516

Total current assets	335,497	343,205

Property and equipment, net	101,675	95,311
Capitalized software development costs, net	11,713	7,031
Deposits and other assets	4,807	5,306
Deferred tax assets, net	2,248	2,998

Total Assets	$455,940	$453,851

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$40,044	$46,401
Accrued compensation and employee benefits	62,368	68,308
Deferred revenue and advance payments	102,383	103,199
Deferred tax liabilities	340	485

Total current liabilities	205,135	218,393

Deferred revenue and advance payments	9,676	10,841
Other long-term liabilities	44,400	45,141
Deferred tax liabilities	6,312	10,498

Total Liabilities	265,523	284,873

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,403 shares issued and 8,998 shares outstanding, and 14,810 shares issued and 8,405 shares outstanding, respectively	15	15
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,227 and 2,378 shares issued and outstanding, respectively	2	2
Additional paid-in capital	466,793	457,837
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(1,875)	(2,052)
Retained earnings	200,666	188,360

Total Stockholders’ Equity	190,417	168,978

Total Liabilities and Stockholders’ Equity	$455,940	$453,851

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2012	2011
	(unaudited)	(unaudited)
Operating activities:
Net income	$12,306	$8,940
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,702	12,905
Bad debt expense	4,863	941
Deferred taxes	1,275	(2,734)
Excess tax benefits from share-based compensation arrangements	—	(3,791)
Gain on sale of investment	—	(3,371)
Changes in operating assets and liabilities:
Accounts receivable	14,554	4,389
Prepaid expenses and other current assets	(2,314)	4,960
Deposits and other assets	544	(316)
Accounts payable and accrued expenses	1,554	(762)
Accrued compensation and employee benefits	(6,048)	(5,261)
Deferred revenue and advance payments	(1,839)	11,411
Other long-term liabilities	(1,410)	5,065

Net cash provided by operating activities	41,187	32,376

Investing activities:
Proceeds from sale of investment	—	3,371
Purchases of property and equipment	(28,011)	(29,128)
Capitalized software development costs	(8,148)	(5,907)
Insurance proceeds	3,206	5,675
Decrease (increase) in restricted cash and investments	74	(161)

Net cash used in investing activities	(32,879)	(26,150)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	8,957	2,207
Excess tax benefits from share-based compensation arrangements	—	3,791
Payments on capital lease obligations	(256)	—

Net cash provided by financing activities	8,701	5,998

Effect of foreign exchange rate changes on cash and cash equivalents	(34)	(21)

Net increase in cash and cash equivalents	16,975	12,203
Cash and cash equivalents, beginning of period	199,634	174,097

Cash and cash equivalents, end of period	$216,609	$186,300